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ATHERONOVA INC.
(Name of Registrant as Specified in Charter)

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ATHERONOVA INC.
2301 Dupont Drive, Suite 525
Irvine, CA 92612

To the Holders of Common Stock of AtheroNova Inc.:

AtheroNova Inc., a Delaware corporation (“Company”), on May 23, 2011, obtained written consents from stockholders holding a majority in voting power of the outstanding shares of common stock on the following actions:

1.	To elect six (6) members to our Board of Directors (“Board”) to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, or until their earlier resignation or removal; and

2.	To ratify the selection of Weinberg & Company, P.A. as our independent auditors for the fiscal year ending December 31, 2011.

The details of the foregoing actions and other important information are set forth in the accompanying Information Statement.  The Board has unanimously approved the above actions.

Under Section 228 of the Delaware General Corporation Law, action by stockholders may be taken without a meeting, without prior notice, by written consent of the holders of outstanding capital stock having not less than the minimum number of votes that would be necessary to authorize the action at a meeting at which all shares entitled to vote thereon were present and voted.  On that basis, the stockholders holding a majority in voting power of the outstanding shares common stock approved the foregoing actions.  No other vote or stockholder action is required.  You are hereby being provided with notice of the approval of the foregoing actions by less than unanimous written consent of the stockholders of the Company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

By Order of the Board of Directors, Thomas W. Gardner, Chief Executive Officer and President

Irvine, CA
May 23, 2011

ATHERONOVA INC.

INFORMATION STATEMENT

CONCERNING CORPORATE ACTIONS AUTHORIZED BY WRITTEN
CONSENTS OF STOCKHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

General Information

This Information Statement is being furnished to the stockholders of AtheroNova Inc., a Delaware corporation (“Company,” “we,” “us” or “our”), to advise them of the corporate actions described herein, which have been authorized by the written consents of stockholders owning shares having a majority in voting power of the outstanding shares of our common stock.  This action is being taken in accordance with the requirements of the Delaware General Corporation Law (“DGCL”).

This Information Statement will first be mailed to stockholders on or about May 27, 2011 and is being furnished for informational purposes only.

Our board of directors has determined that the close of business on May 16, 2011 was the record date (“Record Date”) for the stockholders entitled to notice about the actions: (i) to elect six directors to our board of directors to serve until the next Annual Meeting of Stockholders and until their respective successors have been duly elected and qualified, and (ii) to ratify the appointment of Weinberg and Company, P.A. as our independent auditors for the fiscal year ending December 31, 2011.  The foregoing actions are referred to herein individually as the “Action” or collectively as the “Actions.”

Under Section 228 of the DGCL, any action required or permitted by the DGCL to be taken at an annual or special meeting of stockholders of a Delaware corporation may be taken without a meeting, without prior notice and without a vote, if consents in writing, setting forth the action so taken, are signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.  Prompt notice of the approval of the actions must be given to those stockholders who have not consented in writing to the actions and who, if the actions had been taken at a meeting, would otherwise have been entitled to notice of the meeting.

On May 5, 2011, our board of directors nominated each of Thomas Gardner, Gary Freeman, Chaim Davis, Boris Ratiner, Alexander Polinsky and Paul DiPerna for re-election to our board of directors to serve until the next annual meeting of stockholders and until their respective successors have been duly elected and qualified.

On May 5, 2011, our board of directors ratified the appointment of Weinberg & Company, P.A. as our independent auditors for the fiscal year ending December 31, 2011.

As of May 23, 2011, 4 stockholders who then owned or controlled of record 16,609,890 shares of our common stock, executed and delivered to us written consents authorizing and approving each of the Actions.  Such approving stockholders then held approximately 68.6% of the outstanding shares of our common stock.

Accordingly, all of the above Actions have been approved by the holders of a majority of the outstanding shares of our common stock and the holders of a majority in voting power of our outstanding voting securities entitled to vote thereon, and no further vote or further action of our stockholders is required to approve the Actions.  You are hereby being provided with notice of the approval of the Actions by less than unanimous written consent of our stockholders.  However, under federal law, these Actions will not be effective until at least 20 days after this Information Statement has first been sent to stockholders.  Stockholders do not have any dissenter or appraisal rights in connection with the Actions.

Our executive offices are located at 2301 Dupont Drive, Suite 525, Irvine, CA 92612, and our telephone number is (949) 476-1100.

Interest of Persons in Matters to be Acted Upon

No officer, director or principal stockholder has a substantial or material interest in the favorable outcome of these Actions other than as discussed herein.

Voting Agreement

On May 13, 2010, Filiberto Zadini, Giorgio Zadini, Thomas W. Gardner and Boris Ratiner (collectively, the “Z&Z Shareholders”), and W-Net Fund I, L.P. (“W-Net”), Europa International, Inc. (“Europa”) and MKM Opportunity Master Fund, Ltd. (“MKM” and together with W-Net and Europa, the “Purchasers”), entered into a Voting Agreement pursuant to which such parties became obligated, for four years, to vote to elect members of our board of directors as described below.  The Voting Agreement provides that the authorized number of directors will be seven, consisting of three directors whose replacements will be determined under the terms of the Voting Agreement by the holders of a majority of the shares held by the Z&Z Shareholders, currently Thomas W. Gardner, Boris Ratiner, M.D. and a vacant seat due to the death of Filiberto Zadini, two directors whose replacements will be determined under the Voting Agreement by the holders of a majority of the shares held by the Purchasers, currently Gary Freeman and Chaim Davis, and two additional directors whose replacements will be determined jointly by the holders of a majority of the shares held by the Z&Z Shareholders and the holders of a majority of the shares held by the Purchasers, currently Alexander Polinsky, Ph.D. and Paul DiPerna.

VOTING SECURITIES

We had shares of our common stock issued and outstanding at the time of the stockholder action.  As of May 23, 2011, the date of the stockholder approvals of the Actions by written consents, there were 24,219,037 shares of our common stock issued and outstanding.

Each share of our common stock is entitled to one vote on all matters submitted to the holders of our common stock for their approval.  The written consents of the holders of a majority of the outstanding shares of our common stock were necessary to authorize each of the Actions described herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our common stock beneficially owned on May 23, 2011, for (i) each stockholder known to be the beneficial owner of more than 5% of our outstanding common stock, (ii) each executive officer and director, and (iii) all executive officers and directors as a group.  In general, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of such security, or the power to dispose or to direct the disposition of such security.  A person is also deemed to be a beneficial owner of any securities of which the person has the right to acquire beneficial ownership within 60 days, through the exercise of a warrant or stock option, conversion of a convertible security or otherwise.

Unless otherwise indicated, each person in the table will have sole voting and investment power with respect to the shares shown.  For purposes of this table, shares not outstanding which are subject to issuance on conversions of convertible securities, or exercises of warrants or stock options, that are held by one or more person(s) are deemed to be outstanding for the purpose of computing the percentage(s) of outstanding shares beneficially owned by such person(s) but are not deemed to be outstanding for the purpose of computing the percentage for any other person.  The table assumes a total of 24,219,037 shares of our common stock outstanding as of May 23, 2011.

	Shares Beneficially Owned

Name of Beneficial Owner (1)	Amount of Beneficial Ownership	Percent of Beneficial Ownership

Executive Officers and Directors
Thomas W. Gardner	3,237,544	13.4%

Mark Selawski (2)	217,277	*

Boris Ratiner, MD (3)	2,934,454	11.4%

Chaim Davis (4)	18,750	*

Gary Freeman (4)	18,750	*

Alexander Polinsky (5)	12,500	*

Paul DiPerna (5)	12,500	*

All Executive Officers and Directors as a Group (6)	6,451,775	24.8%

5% Stockholders
Estate of Filiberto Zadini, MD (7) 2237 Hilltop Lane Camarillo, CA 93012	6,090,622	25.1%

Giorgio Zadini, MD 2237 Hilltop Lane Camarillo, CA 93012	5,836,372	24.1%

*	Represents less than 1%.

(1)	Unless otherwise stated, the address is c/o AtheroNova Inc., 2301 Dupont Drive, Suite 525, Irvine, CA 92612.

(2)	Includes 206,062 shares of our common stock that may be acquired pursuant to the exercise of options within 60 days of May 23, 2011.

(3)	Includes 1,476,602 shares of our common stock that may be acquired pursuant to the exercise of warrants and stock options within 60 days of May 1, 2011.

(4)	Includes 18,750 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of May 23, 2011.

(5)	Includes 12,500 shares of our common stock that may be acquired pursuant to the exercise of stock options within 60 days of May 23, 2011.

(6)	Includes 1,745,164 shares of our common stock that may be acquired pursuant to the exercise of warrants and stock option within 60 days of May 23, 2011.

(7)
Includes 12,500 shares of our common stock that may be acquired by the estate of Filiberto Zadini pursuant to the exercise of stock options within 60 days of May 23, 2011.  Giorgio Zadini, the Special Administrator for the estate of Filiberto Zadini, exercises voting and dispositive power over the shares held by the estate of Filiberto Zadini, but disclaims any beneficial interest in the shares of our common stock owned by the estate of Filiberto Zadini except to the extent of his pecuniary interest therein.

Change of Control

On March 26, 2010, we entered into an Agreement and Plan of Merger (“Merger Agreement”) with Z&Z Merger Corporation (“MergerCo”) and AtheroNova Operations, Inc. (“AtheroNova Operations”).  The closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Merger”) occurred on May 13, 2010.  At the Closing, (i) MergerCo was merged with and into AtheroNova Operations, whose name was concurrently changed from Z&Z Medical Holdings, Inc. to AtheroNova Operations, Inc.; (ii) AtheroNova Operations become our wholly-owned subsidiary; (iii) all of AtheroNova Operations shares, warrants and options outstanding prior to the Merger were exchanged (or assumed, in the case of warrants and options) for comparable securities of our company; and (iv) approximately 98% of our fully-diluted shares (and approximately 97.6% of the total combined voting power of all classes of our outstanding stock entitled to vote) were owned by AtheroNova Operations’ former stockholders, warrant holders and option holders.  As a result of the Merger, we are solely engaged in AtheroNova Operations’ business, AtheroNova Operations’ officers became our officers and three of AtheroNova Operations’ directors became members of our board of directors.

Concurrent with the Closing, we entered into a Securities Purchase Agreement pursuant to which W-Net, Europa and MKM, purchased from us (i) 2.5% Senior Secured Convertible Notes (the “Notes”) for a cash purchase price of $1,500,000, and (ii) Common Stock Purchase Warrants pursuant to which the Purchasers may purchase up to 3,817,594 shares of our common stock at an exercise price equal to approximately $0.39 per share (the “Capital Raise Transaction”).  Accounting for the conversion of the Notes and the exercise of the Warrants, on May 13, 2010 approximately 80.8% of our fully-diluted shares (and approximately _97.6% of the total combined voting power of all classes of our outstanding stock entitled to vote) were owned by AtheroNova Operations’ former stockholders, warrant holders and option holders.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors and executive officers, and persons who beneficially own more than 10% of a registered class of our equity securities, to file reports of beneficial ownership and changes in beneficial ownership of our securities with the Securities and Exchange Commission (“SEC”).  Directors, executive officers and beneficial owners of more than 10% of our common stock are required by SEC regulations to furnish us with copies of all Section 16(a) forms that they file.  Based solely on a review of the copies of such forms furnished to us, or written representations that no reports were required, we believe that for the fiscal year ended December 31, 2010, beneficial owners complied with the Section 16(a) filing requirements applicable to them other than Thomas W. Gardner and Filiberto Zadini, each of whom did not timely file two Form 4s reporting two transaction, and Giorgio Zadini, M.D., Boris Ratiner, M.D. and Mark Selawski, each of whom did not timely file one Form 4 reporting one transaction.

DIRECTORS AND OFFICERS

The following table sets forth the names, positions and ages of our current executive officers and directors.  All directors serve until the next annual meeting of stockholders or until their successors are elected and qualified.  Officers are appointed by the board of directors and their terms of office are, except to the extent governed by an employment contract, at the discretion of the board of directors.

Name	Age	Position
Thomas W. Gardner	57	Chief Executive Officer, President and Director
Mark Selawski	54	Chief Financial Officer and Secretary
Alexander Polinsky	56	Director
Boris Ratiner, MD	42	Director
Chaim Davis	30	Director
Gary Freeman	42	Director
Paul DiPerna	53	Director

Thomas W. Gardner has served as our Chairman, Chief Executive Officer and President since May 2010, and as the Chief Executive Officer, the President and a director of AtheroNova Operations, Inc., our wholly-owned subsidiary (“AtheroNova Operations”), since its formation in December 2009.  He held the same positions with Z&Z Medical Holdings, Inc., a Nevada corporation and the predecessor in interest to AtheroNova Operations (“Z&Z Nevada”), from December 2006 until its merger into AtheroNova Operations in March 2010.  Since September 2008, he also has been the President of PhyGen LLC, which designs, manufactures and sells instruments and implants for spine surgery.  He is a senior medical industry executive with twenty-six years’ experience in healthcare.  He has extensive hands-on experience with successful start-up ventures, having helped found six healthcare companies, three of them that were publicly traded.  He has served as President/CEO of Urogen, a San Diego-based Biotech company, President of Endocare, an Orange County-based urologic products company, President/CEO of AutoCath, an Orange County based vascular access company, and Executive Vice President of Medstone International, an Orange County medical products company.  Mr. Gardner’s twenty-six years of experience in the healthcare industry and his substantial experience with successful start-up ventures and public companies enables him to offer valuable perspectives on the operation of our business.

Mark Selawski has served as our Chief Financial Officer and Secretary since May 2010.  Mr. Selawski joined AtheroNova Operations and Z&Z Nevada in January 2010 as Chief Financial Officer.  He became the Secretary of AtheroNova Operations in March 2010.  From 2004 to 2009 he served as Chief Financial Officer of United Polychem, Inc., a privately held petrochemical distribution company.  From 1988 to 2004, he held several positions at Medstone International, during the last 9 years being the Vice President-Finance, Chief Financial Officer and Corporate Secretary.  Medstone was a NASDAQ-listed capital medical device manufacturer dedicated to urology products.  Before joining Medstone, he held various financial positions with a number of manufacturing and high-tech companies in Southern California.  He holds a Bachelor of Science in Accounting from Bowling Green State University.

Gary Freeman Mr. Freeman has served as one of our directors since July 2007 and currently serves as the Chairman of the Audit Committee of our board of directors.  Mr. Freeman is currently a Partner in Beach, Freeman, Lim & Cleland’s Audit and Accounting services division.  In conjunction with various consulting engagements, Mr. Freeman has assumed interim senior level management roles at numerous public and private companies during his career, including Co-President and Chief Financial Officer of Trestle Holdings, Inc., Chief Financial Officer of Silvergraph International and Chief Financial Officer of Galorath Incorporated.  Mr. Freeman served as a member of the board of directors of Blue Holdings, Inc., Trestle Holdings, Inc. and GVI Security Solutions.  Mr. Freeman’s previous experience includes ten years with BDO Seidman, LLP, including two years as an Audit Partner.  Mr. Freeman brings to our board his extensive experience in accounting and financial matters for public companies.

Boris Ratiner, M.D. has served as one of our director since May 2010 and currently serves as the Chairman of the Medical Committee of our board of directors.  Dr. Ratiner has been a director of AtheroNova Operations since December 2009 and was a director of Z&Z Nevada from December 2006 until March 2010.  He received an Advanced Bachelor’s degree in Chemistry at Occidental College in Los Angeles.  He then attended Medical School at LSU in New Orleans, followed by an Internal Medicine Residency and Rheumatology Fellowship at the University of California San Francisco (UCSF).  He is Board Certified in Internal Medicine and Rheumatology and is in private practice in Tarzana, California.  He is the medical director and founder of Rheumatology Therapeutics, where he leads a team of 23 staff members that care for patients with Arthritis and Autoimmune Diseases.  He also serves on the board of the San Fernando Valley Branch of the Arthritis Foundation and is the Program Director for the Southern California Rheumatism Society.  He is a founder and active board member of 4Medica, a successful medical informatics company that he co-founded in 1999.  He is also a Clinical Instructor of Medicine at the David Geffen School of Medicine at the University of California Los Angeles (UCLA), a teaching attendant with the Cedars-Sinai’s Division of Rheumatology and an instructor at the Northridge Family Medicine Teaching Program.  He is an active clinical investigator and is actively involved in trials of new medications for gout, lupus, rheumatoid arthritis, osteoarthritis, psoriatic arthritis, ankylosing spondylitis and fibromyalgia.  He is published in peer-reviewed papers, abstracts and textbooks.  He is a frequent speaker at local hospitals to physicians on Rheumatology related diseases.  He has authored several book chapters on osteoarthritis and research papers on Hepatitis C arthritis.  Dr. Ratiner’s extensive experience in various aspects of medical practice and research provides valuable insights with respect to our research and development activities.

Chaim Davis has served as one of our directors since May 2010 and currently serves as the Chairman of the Compensation Committee of our board of directors.  He is currently the Managing Partner of Revach Fund L.P., an investment fund focused on life science industries.  He is also currently serving as a healthcare industry consultant to KOM Capital Management, LLC, a private equity fund based in New York City (from November 2009) and to Gem Asset Management (from February 2007).  He served as an Account Executive at Perry Davis & Associates from June 2004 through February 2007, and as a Healthcare Analyst at The Garnet Group from April 2001 through June 2004.  He received his bachelor’s degree from Columbia University.  Mr. Davis’ experience in various aspects of life science and healthcare industry investments provides valuable insights with respect to capitalizing our operations.

Alexander Polinsky, Ph.D. has served as a member of our board of directors since October 2010.  Dr. Polinsky received his Ph.D. in Physical Chemistry from Moscow University, Russia, in 1982, followed by post-doctoral training at the Institute for Biochemistry at the Russian Academy of Science.  He was on the faculty at Moscow University for 5 years studying the mechanisms of action of synthetic vaccines.  After moving to the U.S. in 1988, he spent 2.5 years as a Visiting Scientist at UCSD developing new methods for computer-aided drug design.  In 1991, Dr. Polinsky co-founded the Alanex Corporation and built the company from scratch around novel computational and combinatorial chemistry technologies; he served as Alanex’s Chief Scientific Officer until it was acquired by Agouron in 1997.  After the acquisition by Pfizer in 2000, Dr. Polinsky became Vice President, Head of Discovery Technologies, at the Pfizer La Jolla Labs.  In 2001 he established Pfizer’s global chemistry outsourcing network and between 2001 and 2006, managed a $750 million investment in the creation of modern drug screening collection.  In 2006, he moved into Pfizer Global Research Technology where he led the development of Pfizer External Research Network and Pharma Incubator concepts.  In 2007, Dr. Polinsky established The Pfizer Incubator (TPI) and became its CEO, starting three biotechnology companies.  He left Pfizer in 2008 to pursue his own entrepreneurial interests and in 2009 started a biotech company Tartis, Inc. developing oncology drugs, and joined Maxwell Biotech Venture Fund as its Managing Partner.  Over the years, Dr. Polinsky invested and served on boards of several private biotech startups.  Dr. Polinsky brings to our board of directors his extensive experience in the pharmaceutical industry.

Paul DiPerna has served as a member of our board of directors since November 2010.  Mr. DiPerna is the Founder, Chief Technical Officer and a Board Member of Tandem Diabetes Care, a venture backed company that has raised $78 million.  Tandem is developing technology to be used in the care of diabetes.  In this venture Mr. DiPerna has over 18 patents issued and in process.  Prior to forming Tandem, Mr. DiPerna worked at Baxter Healthcare for 14 years where he held progressive management positions as a Technologist for cell separation systems, Program Manager of the largest and most complex system Baxter had undertaken, Director of Business Develop in the corporate technology group creating new technologies and integrating acquisitions into Baxter and as the General Manager of Digital Dental Sciences, a CT-based startup within the organization.  Mr. DiPerna had 10 patents issued at Baxter.  Mr. DiPerna was also a Senior VP of Technology and Operations at Hepahope, a startup developing liver dialysis systems for end stage liver failure patients prior to funding of Tandem.  Mr. DiPerna received a Masters in Engineering Management from Northeastern University and a BS in Mechanical Engineering from the University of Massachusetts Lowell.  He is a member of the American Diabetes Association and the American Society of Clinical Oncology.  Mr. DiPerna brings to our board of directors his extensive management experience in the healthcare industry.

On May 13, 2010, Filiberto Zadini, Giorgio Zadini, Thomas W. Gardner, Boris Ratiner, W-Net, Europa and MKM entered into a Voting Agreement pursuant to which such parties became obligated, for four years, to vote to elect members of our board of directors as described below.  The Voting Agreement provides that the authorized number of directors will be seven, consisting of three directors whose replacements will be determined under the terms of the Voting Agreement by the holders of a majority of the shares held by the Z&Z Shareholders, currently Thomas W. Gardner, Boris Ratiner, M.D. and a vacant seat due to the death of Filiberto Zadini, two directors whose replacements will be determined under the Voting Agreement by the holders of a majority of the shares held by the Purchasers, currently Gary Freeman and Chaim Davis, and two additional directors whose replacements will be determined jointly by the holders of a majority of the shares held by the Z&Z Shareholders and the holders of a majority of the shares held by the Purchasers, currently Alexander Polinsky, Ph.D. and Paul DiPerna.

None of the officers or directors, nor any of their affiliates, beneficially owned any of our equity securities or rights to acquire any of our securities prior to their affiliation with the Company, and no such persons have been involved in any transaction with us or any of our directors, executive officers or affiliates that is required to be disclosed pursuant to the rules and regulations of the SEC, other than with respect to the transactions that have been described herein.  None of the officers and directors have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past ten years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND
 CERTAIN CONTROL PERSONS

Other than the transactions described below and the employment agreements described above, since January 1, 2009, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

•	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years; and

•
in which any director, executive officer, stockholder who beneficially owns 5% or more of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

On December 31, 2007, we executed a Demand Promissory Note (the “Demand Note”) payable to Landbank Acquisition LLC (“Landbank”), in the principal amount of $500,000 with simple interest on the unpaid principal from the date of the note at the rate of eight percent (8%) per annum.  Landbank was related to us through common major stockholders.  The Demand Note was due on demand.

On October 19, 2009, we entered into a Revolving Promissory Note (the “Revolving Note”) with Landbank.  Under the terms of the Revolving Note, Landbank agreed to advance to us, from time to time and at our request, amounts up to an aggregate of $500,000 until October 19, 2010.  All advances had to be paid on or before October 19, 2010 and interest accrued from the date of any advances on any principal amount withdrawn, and on accrued and unpaid interest thereon, at the rate of eight percent (8%) per annum, compounded annually.  Our obligations under the Revolving Note would accelerate upon our bankruptcy, any default by us of our payment obligations under the Revolving Note or our breach of any provision of any material agreement between us and Landbank.

In connection with Landbank’s sale to each of Europa and Woodman Management Corporation, the predecessor in interest to W-Net (“Woodman”), on October 19, 2009, of 198,278 shares of our common stock, the Demand Note was assigned to Woodman and Europa in equal parts.  The Revolving Note was cancelled, and new notes (the “Replacement Notes”) were issued by us to Woodman and Europa on October 19, 2009.  The Replacement Notes contained identical terms and conditions to the Revolving Note, except that each Replacement Note provided that the noteholder would advance up to $250,000.  Woodman transferred all of our securities, the portion of the Demand Note and the Replacement Note held by Woodman to W-Net on April 12, 2010.  At the Closing, we converted all outstanding indebtedness under the Demand Note and the Replacement Notes, other than an aggregate amount of $250,000, into 90,166 shares of our common stock.  We repaid the remaining $250,000 from the proceeds of the Capital Raise Transaction, with payments of $125,000 going to each of W-Net and Europa.

BOARD MEETINGS AND COMMITTEES OF BOARD OF DIRECTORS

Board Leadership Structure and Role in Risk Oversight.

Mr. Gardner serves as both our Chief Executive Officer and Chairman, and we do not have a lead independent director.  Our board of directors determined that Mr. Gardner’s service as both our Chief Executive Officer and Chairman is appropriate given that we are a development stage company and require effective and focused leadership to move our company out of the development phase.  Our board of directors plays an active role, as a whole and also at the committee level, in overseeing management of our risks and strategic direction.  Our board of directors regularly reviews information regarding our liquidity and operations, as well as the risks associated with each.  Our Compensation Committee is responsible for overseeing the management of risks relating to our executive compensation plans and arrangements.  Our Audit Committee oversees the process by which our senior management and relevant employees assess and manage our exposure to, and management of, financial risks.  Our board of directors also manages risks associated with the independence of members of our board of directors and potential conflicts of interest.  While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire board of directors is regularly informed about such risks.

Director Independence

In conjunction with the preparation of this report, using the definition of “independence” established by the NASDAQ Stock Market, we have evaluated all relationships between each director and our company.  Based on the foregoing definition, we have determined that four of our directors, Messrs. Freeman, Davis, Polinsky and DiPerna, currently meet the definition of an “independent” director under the standards established by NASDAQ.  Each of Messrs Freeman, Davis, Polinsky and DiPerna serves on the Audit Committee and Compensation Committee of our board of directors.  We do not have a separately designated nominating committee of our board of directors.  Our board of directors will continually monitor the standards established for director independence under applicable law or listing requirements and will take all reasonable steps to assure compliance with those standards.

Board Meetings

Our board of directors held 3 meetings during fiscal 2010.  All other actions by our board of directors were taken by unanimous written consent.  Directors may be paid their expenses, if any, of attendance at a meeting of our board of directors, and may be paid a fixed sum for attendance at each meeting of our board of directors or a stated salary as a director.  No such payment shall preclude any director from serving us in any other capacity and receiving compensation therefor except as otherwise provided under applicable law.  While we do not require members of our board of directors to attend our annual meetings of stockholders, each director is encouraged to do so.  Our stockholders acted by written consent for our most recent stockholder actions taken prior to the Actions on May 21, 2010.

Audit Committee

Our Audit Committee currently consists of Messrs. Freeman (who serves as Chairman), Davis, DiPerna and Polinsky.  Our Audit Committee is responsible for selecting and engaging our independent accountant, establishing procedures for the confidential, anonymous submission by our employees of, and receipt, retention and treatment of concerns regarding accounting, internal controls and auditing matters, reviewing the scope of the audit to be conducted by our independent public accountants, and periodically meeting with our independent public accountants and our chief financial officer to review matters relating to our financial statements, our accounting principles and our system of internal accounting controls.  Our Audit Committee reports its recommendations as to the approval of our financial statements to our board of directors.  The role and responsibilities of our Audit Committee are more fully set forth in an amended and restated written charter adopted by our board of directors on June 17, 2010.  Our Audit Committee reviews and reassesses the Audit Committee Charter annually and recommends any changes to our board of directors for approval.

We are not a “listed company” under SEC rules and are therefore not required to have an audit committee comprised of independent directors.  We have, however, determined that Messrs. Freeman, Davis, DiPerna and Polinsky are “independent” as that term is defined in Section 5605 of the Marketplace Rules as required by the NASDAQ Stock Market, and that Mr. Freeman is an audit committee financial expert, as defined in Item 407(d)(5) of Regulation S-K.  Our board of directors has also determined that each other member of our Audit Committee is able to read and understand fundamental financial statements and has substantial business experience that results in such member’s financial sophistication.  Accordingly, our board of directors believes that each member of our Audit Committee has sufficient knowledge and experience necessary to fulfill such member’s duties and obligations on our Audit Committee.

Report of Audit Committee

In fulfilling its responsibilities for the financial statements for fiscal year 2010, our Audit Committee:

•	Reviewed and discussed the audited financial statements for the year ended December 31, 2010 with management;

•
Discussed with Weinberg & Company, P.A. our independent auditors (“Weinberg”), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T;

•
Received the written disclosures and the letter from Weinberg required by applicable requirements of the Public Company Accounting Oversight Board regarding Weinberg’s communications with the Audit Committee concerning independence.

Based on our Audit Committee’s review of our audited financial statements and discussions with management and Weinberg, our Audit Committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the year ended December 31, 2010.

Audit Committee: Gary Freeman Chaim Davis Paul DiPerna Alexander Polinsky

The information in this Audit Committee Report shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or to be subject to Regulation 14A or 14C as promulgated by the Securities and Exchange Commission, or to the liabilities of Section 18 of the Exchange Act.

Compensation Committee

We have a Compensation Committee composed of Messrs. Davis (who serves as Chairman), Freeman, Polinsky and DiPerna.  The Compensation Committee is responsible for assisting our board of directors in ensuring that a proper system of long-term and short-term compensation is in place to provide performance-oriented incentives to management, and that compensation plans are appropriate and competitive and properly reflect the objectives and performance of management and our company, discharging our board of directors’ responsibilities relating to compensation of our executive officers, evaluating our Chief Executive Officer and setting his remuneration package, and making recommendations to our board of directors with respect to incentive-compensation plans and equity-based plans.  The role and responsibilities of our Compensation Committee are more fully set forth in a written charter adopted by our board of directors on June 17, 2010.  Our Compensation Committee reviews and reassesses the Compensation Committee Charter annually and recommends any changes to our board of directors for approval.

The policies underlying our Compensation Committee’s compensation decisions are designed to attract and retain the best-qualified management personnel available.  We routinely compensate our executive officers through salaries.  At our discretion, we may reward executive officers and employees through bonus programs based on profitability and other objectively measurable performance factors.  Additionally, we use stock options to compensate our executives and other key employees to align the interests of our executive officers with the interests of our stockholders.  In establishing executive compensation, our Compensation Committee evaluates compensation paid to similar officers employed at other companies of similar size in the same industry and the individual performance of each officer as it impacts our overall performance with particular focus on an individual’s contribution to the realization of operating profits and the achievement of strategic business goals.  Our Compensation Committee further attempts to rationalize a particular executive’s compensation with that of other executive officers of our company in an effort to distribute compensation fairly among the executive officers.  Although the components of executive compensation (salary, bonus and option grants) are reviewed separately, compensation decisions are made based on a review of total compensation.

Nominations

We do not have a nominations committee because our board of directors does not believe that a defined policy with regard to the consideration of candidates recommended by shareholders is necessary at this time because it believes that, given the limited scope of our operations, a specific nominating policy would be premature and of little assistance until our business operations are at a more advanced level.  There are no specific, minimum qualifications that our board of directors believes must be met by a candidate recommended for our board of directors.  Currently, the entire board of directors decides on nominees, based on the selections made under the terms of the Voting Agreement.  We do not pay any fee to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees.

The Z&Z Shareholders and the Purchasers have agreed to vote to elect directors as set forth in the Voting Agreement.

Stockholder Communications

Holders of our securities can send communications to our board of directors via mail to our principal executive offices, Attention: Board of Directors, or by telephoning our Chief Financial Officer at our principal executive offices, who will then relay the communications to our board of directors.

DIRECTOR AND OFFICER COMPENSATION

Summary Compensation Table

The following table and related footnotes show the compensation paid during the fiscal years ended December 31, 2010 and 2009, to the Company’s named executive officers:

				All Other
Name and Principal	Year	Salary	Option Awards	Compensation	Total
Position		($)	($)	($)	($)
Eric Stoppenhagen (1)	2010	$20,000	--	--	$20,000
Interim President and Secretary	2009	$48,000	--	--	$48,000
Thomas W. Gardner (2)	2010	--	1,010,000	90,000	1,100,000
Chairman, Chief Executive Officer and President	2009	--	--	--	--
Mark Selawski(3)	2010	$91,000	365,200	25,000	$481,200
Chief Financial Officer and Secretary	2009	$--	--	--	$--

(1)
Mr. Stoppenhagen served as our Interim President and Secretary from September 2007 through May 2010 pursuant to a Consulting Agreement we entered into with Venor Consulting, Inc. (“Venor”) on September 27, 2007.  Under the terms of the Consulting Agreement, Venor performed certain consulting services for us with respect to, among other things, the provision of executive services (including, without limitation, providing the services of Mr. Stoppenhagen as our Interim President and Secretary).  We paid Venor a monthly fee for certain of the services to be provided, with additional services to be billed at an hourly rate.  We terminated this agreement on May 13, 2010.

(2)
Mr. Gardner serves as our Chairman, Chief Executive Officer and President under a Management Consulting Agreement dated August 30, 2010, the terms of which are described below, and has served in these capacities since May 2010.  The fair value of options granted to Mr. Gardner was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	1.22%	136.00%	6.25 years	--

(3)
Mr. Selawski serves as our Chief Financial Officer and Secretary under an Employment Agreement dated August 30, 2010, the terms of which are described below, and has served in these capacities since May 2010.  The fair value of options granted to Mr. Selawski was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	2.18%	138.00%	6.25 years	--

Employment Contracts

On August 30, 2010, we entered into a Management Consulting Agreement (the “Management Agreement”) with Thomas W. Gardner, our Chairman, Chief Executive Officer and President.  Under the terms of the Management Agreement, which has a term of three years unless earlier terminated as specified therein, we engaged Mr. Gardner to provide consulting and management services to us relating to the functions of chief executive officer, and agreed that he will have the full range of executive duties and responsibilities that are customary for public company chief executive officers, reporting to our board of directors.  Mr. Gardner was engaged until December 31, 2010 on a non-exclusive basis.  Effective January 1, 2011, our board of directors has the option, with 90 days written notice, to employ Mr. Gardner on a full-time basis as our chief executive officer.  If Mr. Gardner declines such employment we may terminate the Management Agreement with 30 days written notice.  We have no, as yet, exercised our option to employ Mr. Gardner on a full-time basis.

Under the Management Agreement, Mr. Gardner will receive an annual fee at an initial rate of $144,000, with an increase to $160,000 on the earlier of August 30, 2011 or our employment of Mr. Gardner on a full-time basis.  In the event Mr. Gardner is employed on a full-time basis, Mr. Gardner’s annual compensation will increase to $190,000 on the first anniversary of his employment date and to $240,000 on the second anniversary of his employment date.  Notwithstanding the foregoing, in the event that we consummate a capital raise transaction of at least $3,500,000 (a “Funding”), Mr. Gardner’s annual compensation will increase to $190,000 if such Funding is consummated before August 30, 2012, and $240,000 if such Funding is consummated on or after August 30, 2012.  Mr. Gardner is also entitled to receive an annual bonus equal to 30% of his then applicable annual compensation if we successfully complete a Funding and we realize certain operating benchmarks to be determined by our Compensation Committee in the respective fiscal year.  In addition, Mr. Gardner is entitled to reimbursement of his reasonable legal fees (up to $10,000) incurred in connection with negotiating the Management Agreement.  Payments under the Management Agreement will be grossed up to cover any taxes, interest and/or penalties incurred as a result of any payment under the Management Agreement being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

The Management Agreement will terminate upon 30 days written notice by us if Mr. Gardner declines full time employment after we exercise our option to employ Mr. Gardner on a full-time basis, Mr. Gardner’s death or Disability (as defined in the Management Agreement), our termination of the Management Agreement for Cause (as defined in the Management Agreement) or without Cause, or Mr. Gardner’s termination of the Management Agreement for Good Reason (as defined in the Management Agreement) or without Good Reason.  Upon the termination of the Management Agreement for any reason we have agreed to pay Mr. Gardner his then current annual base compensation then earned, accrued vacation (if any) and unpaid reimbursements due to Mr. Gardner for expenses incurred by Mr. Gardner prior to the date of termination, subject to the applicable provisions of the Management Agreement.  Upon the termination of the Management Agreement as a result of Mr. Gardner’s death or as a result of our termination thereof without Cause or Mr. Gardner’s termination thereof for Good Reason, we have also agreed to pay Mr. Gardner a prorated annual bonus (based on his then current annual base compensation), to the extent earned.  In addition, upon our termination of the Management Agreement without cause or upon Mr. Gardner’s termination of the Management Agreement for Good Reason, we have agreed to pay Mr. Gardner, subject the parties’ entry into a general release, a lump sum payment of one year’s then current annual base compensation as severance.  The parties have agreed to resolve disputes under the Management Agreement through arbitration.

As an inducement material to Mr. Gardner’s decision to enter into the Management Agreement our Compensation Committee granted to Mr. Gardner options under our 2010 Stock Incentive Plan (the “2010 Plan”) to purchase 1,000,000 shares of our common stock (“Common Stock”).  The options have a term of 7 years, a per share exercise price of $1.11 and vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter until fully vested.

On August 30, 2010, we also entered into an Employment Agreement (the “Employment Agreement”) with Mark Selawski, our Chief Financial Officer and Secretary.  The Employment Agreement replaced our existing employment agreement with Mr. Selawski.  Under the terms of the Employment Agreement, which has a term of two years subject to earlier termination as specified therein, we employed Mr. Selawski as our chief financial officer reporting to our chief executive officer.

Mr. Selawski will receive an annual salary at an initial rate of $144,000, with an increase to $168,000 on August 30, 2011.  Notwithstanding the foregoing, in the event that we consummate a Funding Mr. Selawski’s annual salary will increase to $180,000 if such Funding is consummated before August 30, 2011 and $210,000 if such Funding is consummated on or after August 30, 2011.  Mr. Selawski is also entitled to receive an annual bonus equal to 30% of his then applicable annual salary if we successfully complete a Funding and we realize certain operating benchmarks to be determined by our Compensation Committee in the respective fiscal year.  Mr. Selawski will receive an automobile allowance of $300 per month, or with his consent, we may lease a vehicle for Mr. Selawski’s use in lieu of paying such automobile allowance, and will be entitled to three weeks annual paid vacation.  Mr. Selawski is also entitled to reimbursement of his reasonable legal fees (up to $10,000) incurred in connection with negotiating the Employment Agreement.  Payments under the Employment Agreement will be grossed up to cover any taxes, interest and/or penalties incurred as a result of any payment under the Employment Agreement being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended.

The Employment Agreement will terminate upon Mr. Selawski’s death or Disability (as defined in the Employment Agreement), our termination of the Employment Agreement for Cause (as defined in the Employment Agreement) or without Cause, or Mr. Selawski’s termination of the Employment Agreement for Good Reason (as defined in the Employment Agreement) or without Good Reason.  Upon the termination of the Employment Agreement for any reason we have agreed to pay Mr. Selawski his then current annual base salary then earned, accrued vacation and unpaid reimbursements due to Mr. Selawski for expenses incurred by Mr. Selawski prior to the date of termination, subject to the applicable provisions of the Employment Agreement.  Upon the termination of the Employment Agreement as a result of Mr. Selawski’s Disability or as a result of our termination thereof without Cause or Mr. Selawski’s termination thereof for Good Reason, we have agreed to offer COBRA coverage without administrative markup for a period of 18 months, or the maximum term permitted by then applicable law, if Mr. Selawski is not covered by any other comprehensive insurance that provides a comparable level of benefits to those provided under our then effective health plan.  Upon the termination of the Employment Agreement as a result of Mr. Selawski’s death we have agreed to pay Mr. Selawski a prorated annual bonus (based on his then current annual base salary) to the extent earned.  In addition, upon our termination of the Employment Agreement without Cause or upon Mr. Selawski’s termination of the Employment Agreement for Good Reason, we have agreed to pay Mr. Selawski, subject the parties’ entry into a general release, a lump sum payment of one year’s then current annual base salary as severance.  The parties have agreed to resolve disputes under the Employment Agreement through arbitration.

As an inducement material to Mr. Selawski’s decision to enter into the Employment Agreement our Compensation Committee granted to Mr. Selawski options under the 2010 Plan to purchase 250,000 shares of Common Stock.  The options have a term of 7 years, a per share exercise price of $1.11 and vest 25% on the first anniversary of the date of grant and 6.25% on a quarterly basis thereafter until fully vested.

Compensation of Directors

Independent directors are compensated at a base rate of $7,500 per year, paid in quarterly installments.  Directors serving as chairman of a standing committee of our board of directors also receive an additional $5,000 per year, also paid in quarterly installments.  Directors who are also employees or officers of our company do not receive any amounts over and above their compensation as an employee of our company.  Each director has received cash compensation commensurate with their election to our board of directors.  Each director also receives stock options upon his/her election to our board of directors and will receive annual option grants on the date of each successive stockholders’ meeting in which they are elected to serve a successive term.  Such grants for committee chairmen is an initial grant of an option to purchase 75,000 shares of common stock on the date of election and a grant of an option to purchase 37,500 shares of common stock at each successive annual stockholders meeting.  Directors not serving as the chairman of a committee receive an option to purchase 50,000 shares of common stock on the date of election and an option to purchase 25,000 shares of common stock at each successive annual stockholders meeting.  Vesting on all non-employee director stock options is 25% upon the date of grant and 25% on each anniversary of the date of grant until fully vested.  The options expire seven years after the grant date of the option.

The following table presents information regarding compensation paid to our non-employee directors for our fiscal year ended December 31, 2010.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($)	Total ($)
Gary Freeman (1)	6,250	75,750	82,000

Boris Ratiner (2)	6,250	75,750	82,000

Chaim Davis (3)	6,250	75,750	82,000

Filiberto Zadini (4)	3,750	50,500	54,250

Alexander Polinsky (5)	1,875	91,500	93,375

Paul DiPerna (6)	1,875	109,000	110,875

Lee Mendelson (7)	--	--	--

(1)
The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 75,000.  The fair value of options granted to Mr. Freeman was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	1.22%	136.00%	6.25 years	--

(2)
The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 75,000.  The fair value of options granted to Mr. Ratiner was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	1.22%	136.00%	6.25 years	--

(3)
The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 75,000.  The fair value of options granted to Mr. Davis was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	1.22%	136.00%	6.25 years	--

(4)
Dr. Zadini passed away on February 25, 2011 and a successor has not been named. The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 50,000.  The fair value of options granted to Mr. Zadini was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	1.22%	136.00%	6.25 years	--

(5)
The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 50,000.  The fair value of options granted to Mr. Polinsky was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	1.22%	136.00%	6.25 years	--

(6)
The aggregate number of common shares reserved under option awards outstanding at fiscal year end totaled 50,000.  The fair value of options granted to Mr. DiPerna was estimated on the date of grant using the Black-Scholes Model with the following weighted-average assumptions:

Year	Risk Free Interest Rate	Volatility	Term	Dividends
2010	1.22%	136.00%	6.25 years	--

(7)	Mr. Mendelson resigned as a member of our board of directors on May 13, 2010 and received no compensation for his service as a member of our board of directors prior thereto.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding outstanding options held by our named executive officers as of the end of our fiscal year ended December 31, 2010.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($) (1)	Option Expiration Date
Thomas W. Gardner (2)	--	1,000,000	1.11	08/30/17
Mark Selawski (3)	--	549,498	0.22	01/06/17
Mark Selawski (4)	--	250,000	1.11	08/30/17

(1)
Subject to certain conditions, the exercise price may be paid by delivery of already owned shares and the tax withholding obligations related to exercise may be paid by reduction of the underlying shares.

(2)
The options granted vest 25% on the first anniversary of the grant date and 6.25% every three months thereafter until fully vested.  The options are for a 7-year term, subject to earlier terminating in certain events related to termination of employment. The option exercises cease if there is a termination of employment and are forfeited entirely if termination is for cause.  The Compensation Committee retains discretion, subject to the option plans’ limits, to modify the terms of outstanding options.

(3)
The option granted vest 25% on the first anniversary of the grant date and 2.0833% every month thereafter until fully vested.  The options are for a 7-year term, subject to earlier terminating in certain events related to termination of employment. The option exercises cease if there is a termination of employment and are forfeited entirely if termination is for cause. The Compensation Committee retains discretion, subject to the option plans’ limits, to modify the terms of outstanding options. The Compensation Committee retains discretion, subject to the option plans’ limits, to modify the terms of outstanding options.

(4)
The options granted vest 25% on the first anniversary of the grant date and 6.25% every three months thereafter until fully vested.  The options are for a 7-year term, subject to earlier terminating in certain events related to termination of employment. The option exercises cease if there is a termination of employment and are forfeited entirely if termination is for cause. The Compensation Committee retains discretion, subject to the option plans’ limits, to modify the terms of outstanding options.  The Compensation Committee retains discretion, subject to the option plans’ limits, to modify the terms of outstanding options.

None of the executive officers listed in the above table exercised options during the fiscal year ended December 31, 2010.

Equity Compensation Plan Information

The following table sets forth information concerning our equity compensation plans as of December 31, 2010.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders (1)	1,650,000	$1.17	2,712,964
Equity compensation plans not approved by security holders (2)	3,745,558	$0.22	--
Total	5,395,558	$0.51	2,712,964

(1)	Consists of awards issued and issuable pursuant to the 2010 Plan.
(2)	Consists of options and warrants assumed in our acquisition of AtheroNova Operations.

Employment Contracts

AtheroNova Operations is party to employment agreements with Thomas W. Gardner and Mark Selawski as disclosed above.

PRINCIPAL ACCOUNTANT FEES AND SERVICES.

On October 21, 2010, we dismissed Anton & Chia, LLP (“Anton & Chia”) as our principal independent accountant.  We retained Weinberg & Co. P.A. (“Weinberg”) to serve as our principal independent accountant on October 25, 2010.  All audit work was performed by the full time employees of Weinberg.  Our Audit Committee approves in advance, all services performed by Weinberg.  Our board of directors has considered whether the provision of non-audit services is compatible with maintaining the principal accountant’s independence, and has approved such services.

Audit Fees

The aggregate fees billed by Weinberg for professional services rendered for the audit of our annual financial statements were $11,000 for the fiscal year ended December 31, 2010.

The aggregate fees billed by Anton & Chia for professional services rendered for the audit of our annual financial statements and review of financial statements included in our quarterly reports, work related to our reverse merger and services that are normally provided in connection with statutory and regulatory filings were $57,515 for the fiscal year ended December 31, 2010 and $6,000 for the fiscal year ended December 31, 2009.

Audit-Related Fees

None.

Tax Fees

During fiscal year 2010, we recorded accounting/professional fees totaling $3,985 that were billed to us by Anton & Chia for the preparation of our 2008 and 2009 annual tax returns.  Weinberg has not provided any tax related services to us.

All Other Fees

None.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

We are delivering this information statement and an annual report to all stockholders of record as of the record date.  Stockholders residing in the same household who hold their shares in the name of a bank, broker or other holder of record may receive only one information statement and annual report if previously notified by their bank, broker or other holder.  This process, by which only one information statement and annual report, as the case may be, is delivered to multiple security holders sharing an address, unless contrary instructions are received from one or more of the security holders, is called “householding.” Householding may provide convenience for stockholders and cost savings for companies.  Once begun, householding may continue unless instructions to the contrary are received from one or more of the stockholders within the household.

Street name stockholders in a single household who received only one copy of the information statement or annual report may request to receive separate copies in the future by following the instructions provided by their bank, broker or other holder of record.  Similarly, street name stockholders who are receiving multiple copies may request that only a single set of materials be sent to them in the future by following the instructions provided by their bank, broker or other holder of record.  Alternatively, street name stockholders whose holders of record utilize the services of Routh Stock Transfer, Inc. may send written instructions to Routh Stock Transfer, Inc. at 6860 North Dallas Parkway, Suite 200, Plano, Texas 75024, or call (972) 381-2783.  The instructions must include the stockholder’s name and account number and the name of the bank, broker or other holder of record.  Otherwise, street name stockholders should contact their bank, broker or other holder.

Copies of this information statement and our annual report are available promptly by calling (949) 476-1100, or by writing to AtheroNova Inc., 2301 Dupont Drive, Suite 525, Irvine, CA 92612. If you are receiving multiple copies of this information statement, you also may request orally or in writing to receive a single copy of this information statement by calling (949) 476-1100, or writing AtheroNova Inc., 2301 Dupont Drive, Suite 525, Irvine, CA 92612.

AVAILABLE INFORMATION

Please read all the sections of this Information Statement carefully.  We are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission.  These reports, proxy statements and other information filed by us with the SEC may be inspected without charge at the public reference section of the SEC at Judiciary Plaza, 100 F Street, N.E., Washington, DC 20549.  Copies of this material also may be obtained from the SEC at prescribed rates.  The SEC also maintains a website that contains reports, proxy and information statements and other information regarding public companies that file reports with the SEC.  Copies of these materials may be obtained from the SEC’s website at http://www.sec.gov.

ATHERONOVA INC.

Irvine, CA
May 23, 2011